SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

GENVEC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 West Watkins Mill Road
Gaithersburg, MD
_______________________________
(Address of principal executive offices)

20878
______________________________
(Zip code)

(240) 632 0740
______________________________
(Registrant's telephone number, including area code)

Not Applicable
______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.  Financial Information

Item 2.02    Results of Operations and Financial Condition.

On March 9, 2005, GenVec, Inc. (the “Company”) issued a press release announcing its financial results for the three-month and year-end periods ended December 31, 2004. The Company's press release is furnished as Exhibit 99.1 hereto.

The information in this section of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Section 9.   Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(c)       Exhibits

99.1      Press Release of GenVec, Inc. dated March 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  GENVEC, INC.

                                 /s/Jeffrey W. Church
                     Jeffrey W. Church
                     Chief Financial Officer, Treasurer
                        and Corporate Secretary

Date: March 9, 2005

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

Company Contact
Jeffrey W. Church
CFO, Treasurer & Secretary
(240) 632-5510

GENVEC REPORTS FOURTH QUARTER
AND 2004 YEAR END FINANCIAL RESULTS

GAITHERSBURG, MD (March 9, 2005) - GenVec, Inc. (Nasdaq:GNVC), today announced financial results for the fourth quarter and year ended December 31, 2004. For the year ended December 31, 2004, the company reported a net loss of $18.9 million, or $0.35 per share, compared with a net loss of $21.3 million, or $0.65 per share for the year ended December 31, 2003. GenVec ended the year with $33.1 million in cash and total investments.

2004 Results

Revenues for 2004 were $11.9 million, up 13 percent from $10.5 million in 2003, and were primarily attributable to funded development activities under the following collaborations:

▪
A multi-year collaboration with The Vaccine Research Center at the National Institute of Allergy and Infectious Diseases of The National Institutes of Health to develop preventative vaccines against HIV and SARS ($7.4 million);

▪	Multi-year contracts with the U.S. Naval Medical Research Center and the Malaria Vaccine Initiative to develop preventative vaccines against malaria ($1.5 million); and
▪
A research collaboration with FUSO Pharmaceutical Industries, Ltd. of Japan to identify a targeted cancer therapy to treat not only the primary tumor but also cancer that has spread, or metastasized, to distant sites in the body ($1.6 million).

Operating expenses for 2004 decreased 3 percent to $31.0 million from $31.9 million in 2003. Included in 2003 operating expenses was a $1.2 million restructuring charge related to a reduction in workforce announced in April 2003. Research and development expenses decreased slightly from $23.5 million in 2003 to $23.1 million in 2004. R&D expenditures were focused on clinical development efforts around TNFerade™ and PEDF and the company’s funded vaccine development programs. General and administrative expenses increased 10 percent to $7.9 million from $7.2 million in the prior year, exclusive of the restructuring charge, due to increased expenditures related to intellectual property, recruiting and compliance with new regulations promulgated under the Sarbanes-Oxley Act of 2002 (“SOX 404”).

Fourth Quarter 2004 Results

For the fourth quarter ended December 31, 2004, GenVec reported a net loss of $3.7 million, or $0.07 per share, compared with a net loss of $5.2 million, or $0.10 per share, for the comparable prior year period. The Company reported revenues of $3.0 million in the fourth quarter of 2004 compared to $2.4 million for the same period in 2003. This increase was attributable to increased funding under our HIV and malaria vaccine development programs.

Research and development expenses decreased 19 percent to $4.9 million in the fourth quarter of 2004 from $6.1 million in the fourth quarter of 2003 due to the curtailment of TNFerade clinical trials after this program was placed on clinical hold by the U.S. Food and Drug Administration (“FDA”) on October 7, 2004. In February 2005, the Company received FDA clearance to proceed with a 74-patient randomized, controlled Phase II clinical trial to assess the safety and clinical benefit of using TNFerade in combination with standard of care in patients with locally advanced pancreatic cancer. General and administrative expenses in the fourth quarter of 2004 increased 15 percent to $1.9 million from $1.6 million in the comparable period in 2003 due to higher recruiting costs and increases in professional fees associated with the SOX 404 implementation.

2005 Guidance

Jeffrey W. Church, GenVec’s Chief Financial Officer, commented on GenVec’s 2004 financial results and business outlook for 2005, “The increase in revenues to approximately $12 million in 2004 reflected the progress of our HIV and malaria vaccine development programs with the NIH and other collaborators. We expect revenues in 2005 to increase to $18 to $20 million due to further expansion of these programs, which will help support continued clinical development of our three product candidates, expand our manufacturing and quality programs, and keep our projected cash burn for 2005 in the $15 to $17 million range. We ended 2004 with $33.1 million in cash and investments, which represents the approximate amount of capital needed to fund operations for two years based on our projected use of cash for 2005.”

GenVec is currently initiating a Phase II clinical trial with TNFerade in patients with locally advanced, non-resectable pancreatic cancer, a Phase II study with BIOBYPASS® in patients with severe coronary artery disease in collaboration with the Cordis Corporation, a Johnson & Johnson company, and Phase I studies with PEDF in patients with age-related macular degeneration.

Conference Call and Webcast

GenVec will host its quarterly conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today. The conference call will be accessible via GenVec’s website at www.genvec.com under Webcasts & Data or by telephone at 800-688-0836 (U.S. or Canada) or 617-614-4072 (international); access code 14380515. An archive of the conference call will be available on the GenVec website approximately one hour after the event for the duration of 30 days.

About GenVec

GenVec is a clinical stage biopharmaceutical company developing innovative gene-based therapeutics to treat cancer, heart disease, and ophthalmic disorders. Each of our gene-based product candidates uses a common patent-protected technology platform to deliver genes that produce medically beneficial proteins directly at the site of disease - TNFerade™ for oncology, BIOBYPASS® for cardiovascular disease, and PEDF for ophthalmology. Additional information on GenVec is available at its website at www.genvec.com and in the company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the statements herein include risks relating to the early stage of GenVec’s product candidates under development; GenVec’s ability to secure and maintain relationships with collaborators; uncertainties with, and unexpected results and related analyses relating to clinical trials of GenVec’s product candidates; the growth of revenues attributable to GenVec’s vaccine program; the timing and content of future U.S. Food and Drug Administration regulatory actions with respect to GenVec, its product candidates, or its collaborators; dependence on the efforts of third parties; dependence on intellectual property; risks that GenVec may lack the financial resources and access to capital to fund its operations; and risks relating to the commercialization, if any, of GenVec’s product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks). Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

GenVec, Inc.
Condensed Statements of Operations

(in thousands, except per share data)
	Three Months Ended		Year Ended
	12/31/04	12/31/03	12/31/04	12/31/03
	(unaudited)
Revenue	$ 3,029	$ 2,449	$ 11,853	$ 10,520
Operating expenses:
Research and development	4,901	6,088	23,087	23,457
General and administrative	1,886	1,637	7,886	7,195
Severance and termination costs	--	--	--	1,210
Total operating expenses	6,787	7,725	30,973	31,862
Operating loss	(3,758)	(5,276)	(19,120)	(21,342)
Interest income	174	172	612	389
Interest expense	(95)	(111)	(386)	(486)
Investment gains	--	--	--	178
Net loss	$(3,679)	$(5,215)	$(18,894)	$(21,261)
Basic and diluted net loss per share	$(0.07)	$(0.10)	$(0.35)	$(0.65)
Shares used in computation of basic and diluted net loss per share	55,570	51,043	54,331	32,963
GenVec, Inc. Selected Balance Sheet Information
(in thousands)
			As of December 31,
			2004	2003
Cash and investments			$ 33,065	$ 39,961
Working capital			26,021	20,636
Total assets			44,071	52,684
Stockholders’ equity			30,481	37,026
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